                                                                    EXHIBIT 10.1

                        THIRD AMENDMENT TO LOAN AGREEMENT

      THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of this 28th day of May, 2004, with an Effective Date as set forth in Section 4 hereof, by and among GRAY TELEVISION, INC., a Georgia corporation (the "Borrower"), the banks and lending institutions party to the Loan Agreement referred to below (the "Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent for the lenders (the "Administrative Agent"), BANK OF AMERICA, N.A., in its capacity as syndication agent (the "Syndication Agent") and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as documentation agent (the "Documentation Agent"). Wachovia Capital Markets, LLC served as sole lead arranger and sole book runner in connection with this Amendment.

      The Lenders have extended certain credit facilities to the Borrower pursuant to the Fourth Amended and Restated Loan Agreement dated as of October 25, 2002, by and among the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent (as previously amended by the First Amendment to Loan Agreement dated as of June 9, 2003, the Second Amendment to Loan Agreement dated as of April 8, 2004, as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement").

      The parties now desire to amend the Loan Agreement in certain respects subject to the terms and conditions set forth below.

      NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1. Capitalized Terms. All capitalized undefined terms used in this Amendment shall have the meanings assigned thereto in the Loan Agreement.

      2. Amendments to the Loan Agreement.

      (a) Amendments to Section 1.1. Section 1.1 ("Definitions") of the Loan Agreement is hereby amended by:

            (i) deleting the reference to "$10,000,000" in the definition of "Adjusted Total Debt" and replacing it with "$20,000,000";

            (ii) amending and restating clause (g) of the definition of "Permitted Liens" as follows:

                  (g) Liens reflected by Uniform Commercial Code financing statements filed in respect of true leases (excluding any Capital Leases) of the Borrower or any of its Subsidiaries;

            (iii) amending and restating clause (l) of the definition of "Permitted Liens" in its entirety as follows:

                  (l) Liens securing the Harris Agreement Obligations;

            (iv) amending the definition of "Permitted Liens" to add the following new clauses (m) and (n):

                  (m) Liens securing obligations approved by the Administrative Agent and incurred in connection with an Acquisition permitted under
      Section 7.6; and

                  (n) other Liens securing Indebtedness in an amount not to exceed $30,000,000.00 in the aggregate at any time outstanding.

            (v) deleting the reference to "Section 7.1(m)" in clause (a) of the definition of "Total Debt" and replacing it with "the Harris Agreement Obligations"; and

            (vi) inserting the following new defined terms in the appropriate alphabetical order:

            "First Amendment Effective Date" shall mean June 9, 2003.

            "Harris Agreement Obligations" shall mean the Indebtedness incurred pursuant to the Harris Agreement, in a principal amount not to exceed $20,000,000.00 in the aggregate at any time outstanding; provided such Indebtedness is purchase money Indebtedness of the Borrower or any of its Subsidiaries that within ninety (90) days of such purchase is incurred to finance part or all of (but not more than) the purchase price of Equipment (as defined in the Harris Agreement) in which neither the Borrower nor such Subsidiary had at any time prior to such purchase any interest other than a security interest or an interest as a lessee under an operating lease on terms and conditions no more restrictive than those contained hereunder.

            "Notice of Revolving Increase" shall mean the written notice by the Borrower, in substantially the form of Exhibit P attached hereto to the Administrative Agent, of the Borrower's desire to increase the Revolving Loan Commitment pursuant to Section 2.16.

            "Revolving Loan Commitment Ratio" shall mean, with respect to any Lender, the percentage equivalent of the ratio which such Lender's portion of the

      Revolving Loan Commitment bears to the aggregate Revolving Loan Commitment (as each may be adjusted from time to time as provided herein).

            "Third Amendment Effective Date" shall mean May 28, 2004.

      (b) Amendment to Section 2.5. Section 2.5 ("Mandatory Commitment Reductions") of the Loan Agreement is hereby amended by amending and restating clause (a) of such section in its entirety as follows:

                  (a) Scheduled Reductions under the Revolving Loan Commitment. Commencing on March 31, 2004 and at the end of each fiscal quarter thereafter, the Revolving Loan Commitment shall be automatically and permanently reduced by the amount set forth below for and on the dates indicated (which reductions are in addition to those set forth elsewhere in this Agreement):

                  Reduction Dates                           Amount of Reduction
                  ---------------                           -------------------
March 31, 2004, June 30, 2004, September 30, 2004
and December 31, 2004                                            $  937,500

March 31, 2005, June 30, 2005, September 30, 2005
and December 31, 2005                                            $1,875,000

March 31, 2006, June 30, 2006, September 30, 2006
and December 31, 2006                                            $2,812,500

March 31, 2007, June 30, 2007, September 30, 2007
and December 31, 2007                                            $3,750,000

March 31, 2008, June 30, 2008, September 30, 2008
and December 31, 2008                                            $4,687,500

March 31, 2009, June 30, 2009, September 30, 2009
and December 31, 2009                                            $4,687,500

   The reductions in the Revolving Loan Commitment set forth above shall be applied to the Revolving Loan Commitment in existence on the date of such reductions on a pro rata basis among the Lenders holding a Revolving Loan Commitment.

      (c) Amendment to Section 2.7. Section 2.7(b)(v) ("Sale of Indebtedness") of the Loan Agreement is hereby amended by deleting each reference to "subsection (j) of Section 7.1" and replacing it with "subsection (b) of Section 7.1".

      (d) Amendment to Section 2.15. Section 2.15 ("Incremental Facility Loans") of the Loan Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

            (a) Subject to the terms and conditions of this Agreement, the Borrower may request the Incremental Facility Commitment; provided, that
      (i) the Borrower may not request the Incremental Facility Commitment or an Incremental Facility Advance after the occurrence and during the continuance of a Default, including, without limitation, any Default that would result after giving effect to any Incremental Facility Advance; (ii) the Borrower may request only seven (7) Incremental Facility Commitments (although such commitments may be from more than one Lender) and must request a minimum Incremental Facility Commitment of $25,000,000.00, or if less, the remaining amount permitted pursuant to this Section 2.15 after giving effect to any prior Incremental Facility Commitments or Incremental Facility Loans and any increases to the Revolving Loan Commitment pursuant to Section 2.16 that are made after the Third Amendment Effective Date; and (iii) the sum of (A) all outstanding Incremental Facility Commitments, plus (B) all outstanding Incremental Facility Loans, plus (C) the aggregate amount of all incremental increases in the Revolving Loan Commitment made after the Third Amendment Effective Date, shall not exceed $675,000,000.00. The maturity date for the Incremental Facility Loans shall be no earlier than six (6) calendar months after the Term Loan Maturity Date (or, if no Term Loans are outstanding, the Incremental Facility Maturity Date of the most recently funded Incremental Facility Loan outstanding at such time) and the average life of each Incremental Facility Loan shall be longer than the average life of the Term Loan (or, if no Term Loans are outstanding, the most recently funded Incremental Facility Loan outstanding at such time). The decision of any Lender to make an Incremental Facility Commitment to the Borrower shall be at such Lender's sole discretion and shall be made in writing. The Incremental Facility Commitment (x) must be in the form of a term loan facility, (y) must not require principal repayment earlier, or in amount larger (or percentage greater), than those set forth in the repayment schedule for the Term Loans as set forth in Section 2.7(b) hereof (or, if no Term Loans are outstanding, the repayment schedule set forth in the Notice of Incremental Facility Commitment for the most recently funded Incremental Facility Loan outstanding at such time) and (z) must be governed by this Agreement and the other Loan Documents and be on terms and conditions no more restrictive than those set forth herein and therein. Each Lender shall have the right, but not the obligation, to participate in any Incremental Facility Commitment on a pro rata basis.

      (e) Amendment to Article 2. Article 2 ("Loans and Letters of Credit") of the Loan Agreement is hereby amended by inserting the following new section at the end of the article:

            Section 2.16 Increases to the Revolving Loan Commitment.

            (a) Subject to the terms and conditions of this Agreement, the Borrower may request increases to the Revolving Loan Commitment; provided that (i) the Borrower may not request any increase to the Revolving Loan Commitment after the occurrence and during the continuance of a Default, including, without limitation, any Default that would result after giving effect to any increase to the Revolving Loan Commitment; (ii) the Borrower may request only four (4) increases to the Revolving Loan Commitment (although such increases to the Revolving Loan Commitment may be from more than one Lender) and must request a minimum increase to the Revolving Loan Commitment of $25,000,000.00, or if less, the remaining amount permitted pursuant to this Section 2.16 after giving effect to any prior increases to the Revolving Loan Commitment or any Incremental Facility Commitments and Incremental Facility Loans made after the Third Amendment Effective Date pursuant to Section 2.15; and (iii) the aggregate amount of increases to the Revolving Loan Commitment shall not exceed the lesser of (A) $100,000,000.00 and (B) the difference of (1) $675,000,000 less (2) the sum of (x) all outstanding Incremental Facility Commitments plus (y) all outstanding Incremental Facility Loans plus (z) the aggregate amount of all incremental increases in the Revolving Loan Commitment made after the Third Amendment Effective Date. The decision of any Lender to commit to an increase in the Revolving Loan Commitment shall be at such Lender's sole discretion and shall be made in writing. Each Lender shall have the right, but not the obligation, to participate in any increase in the Revolving Loan Commitment on a pro rata basis.

            (b) Prior to the effectiveness of any increase to the Revolving Loan Commitment, the Borrower shall deliver to the Administrative Agent and the Lenders a Notice of Revolving Increase.

            (c) Each increase in the Revolving Loan Commitment and all Revolving Loans made in connection with such increase in the Revolving Loan Commitment (i) shall be subject to the terms applicable to the Revolving Loan Commitment and Revolving Loans in this Agreement (including, without limitation, the terms applicable to pricing, maturity and mandatory reductions pursuant to Sections 2.5 or 2.7(b) hereof); (ii) shall for all purposes be Loans and Obligations hereunder and under the Loan Documents;
      (iii) shall be represented by a replacement Revolving Loan Note which shall be exchanged for the Revolving Loan Note of any Lender committing to an increase in the Revolving Loan Commitment; and (iv) shall rank pari passu with the other Loans for purposes of Sections 2.9 and 8.2 hereof.

            (d) The outstanding Revolving Loans, Revolving Loan Commitment Ratios and each Lender's share of the Letter of Credit Obligations will be reallocated by the Administrative Agent on the effective date of any increase in the Revolving Loan Commitment among the Lenders in accordance with their revised Revolving Loan Commitment Ratios.

      (f) Amendment to Section 5.10. Section 5.10 ("Use of Proceeds") of the Loan Agreement is hereby amended and restated in its entirety as follows:

            Section 5.10 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances under the Loans directly or indirectly: (a) to refinance Indebtedness under the Prior Loan Agreement; (b) to finance a portion of the consideration payable by the Borrower to consummate the Merger; (c) to finance a portion of the consideration payable by the Borrower in respect of the Reno Acquisition; (d) to the extent permitted hereunder, for working capital needs, Capital Expenditures, Acquisitions, Investments, Restricted Payments, Restricted Purchases and other general corporate purposes of the Borrower and its Subsidiaries which do not otherwise conflict with this Section 5.10 (including, without limitation, the payment of the fees and expenses incurred in connection with the execution and delivery of this Agreement, the Reno Acquisition and the Merger); and (e) to refinance the Loans made hereunder. No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying, any margin stock within the meaning of the Fed Regulations.

      (g) Amendment to Section 7.1. Section 7.1 ("Indebtedness of the Borrower and its Subsidiaries") of the Loan Agreement is hereby amended and restated in its entirety as follows:

            Section 7.1 Indebtedness of the Borrower and its Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness, except:

            (a) the Obligations;

            (b) (i) Subordinated Debt incurred pursuant to the terms of the Subordinated Note Indenture as in effect on the Agreement Date; and (ii) other Subordinated Debt incurred on terms and conditions satisfactory to the Administrative Agent (provided that any Subordinated Debt incurred on terms and conditions substantially similar to the Subordinated Note Indenture shall be deemed satisfactory to the Administrative Agent); provided, in each case, the Net Proceeds (Indebtedness) of such Subordinated Debt are applied pursuant to Section 2.7(b)(v), other than the Net Proceeds (Indebtedness) of any Subordinated Debt incurred to pay all or a portion of the purchase price in connection with an Acquisition or to consummate an Investment, in each case as permitted pursuant to
      Section 7.6; provided that (i) the Administrative Agent has received prior written notice of the incurrence of such Subordinated Debt at the time of any notice required pursuant to Section 7.6, (ii) such Subordinated Debt is incurred not more than 30 days prior to the consummation of such Acquisition or Investment and (iii) no Default or Event of Default has occurred and is continuing at the time of such incurrence or would exist after giving effect thereto; and

            (c) other Indebtedness; provided that (i) the Borrower and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Sections 7.8, 7.9, 7.10 and 7.11 both before and after giving effect to the incurrence of such Indebtedness, (ii) no Default or Event of Default has occurred and is continuing both before and after giving effect to the incurrence of such Indebtedness, and (iii) the Administrative Agent shall have approved the terms and conditions for each incurrence of Indebtedness in excess of $25,000,000.00.

      (h) Amendment to Section 7.5. Section 7.5 ("Limitation on Guaranties") of the Loan Agreement is hereby amended by deleting the reference to "Section 7.1(f)" located in clause (c) of such section and replacing it with "Section 7.1".

      (i) Amendment to Section 7.6. Section 7.6 ("Investments and Acquisitions") of the Loan Agreement is hereby amended by amending and restating clause (c)(i) in its entirety as follows:

                        (i) the Borrower shall have given to the Administrative
            Agent written notice of such Acquisition at least fifteen (15) days prior to executing any binding commitment with respect thereto, which notice shall state the additional amounts, if any, of Liens to be incurred in connection therewith, and the structure of the transaction shall be in form and substance acceptable to the Administrative Agent;

      (j) Amendment to Section 7.7. Section 7.7 ("Restricted Payments; Restricted Purchases") of the Loan Agreement is hereby amended by (i) deleting clause (e) thereof in its entirety and (ii) amending and restating clause (d) in its entirety as follows:

            (d) the Borrower and its Subsidiaries may make Restricted Payments and Restricted Purchases, provided that (i) the Borrower and its Subsidiaries shall be in pro forma compliance with the financial covenants set forth in Sections 7.8, 7.9, 7.10 and 7.11 after giving effect to such Restricted Payment or Restricted Purchase, (ii) no Default or Event of Default exists at the time of making such Restricted Payment or Restricted Purchase or would exist after giving effect thereto, and (iii) if requested by the Administrative Agent, the Borrower shall deliver financial projections to the Administrative Agent, in form and substance satisfactory thereto, demonstrating pro forma compliance with the financial covenants for such period as reasonably requested by the Administrative Agent.

      (k) Amendment to Section 7.8. Section 7.8 ("Senior Leverage Ratio") of the Loan Agreement is hereby amended by replacing the table set forth therein with the following:

                Period                            Senior Leverage Ratio
                ------                            ---------------------
December 31, 2002 through September 29, 2004            4.25:1.00

September 30, 2004 through December 30, 2004            3.75:1.00

December 31, 2004 and thereafter                        3.50:1.00

      (l) Amendment to Section 7.11. Section 7.11 ("Leverage Ratio") of the Loan Agreement is hereby amended by replacing the table set forth therein with the following:

                  PERIOD                          Leverage Ratio
                  ------                          --------------
March 31, 2004 through September 29, 2004            6.75:1.00

September 30, 2004 through December 30, 2004         6.25:1.00

December 31, 2004 and thereafter                     5.75:1.00

      (m) Addition of Exhibit P. Exhibit P attached to this Amendment is hereby added to the Credit Agreement.

      3. Agreement Regarding Incremental Term Loans Made on the Effective Date. The Borrower agrees that the proceeds of the Incremental Facility Loans funded on the Effective Date (the "2004 Incremental Facility Loan") shall be used first to prepay in full on the Effective Date the outstanding principal amount of the Incremental Facility Loan made pursuant to the Notice of Incremental Facility Commitment dated June 9, 2003 (the "2003 Incremental Facility Loan") and then, to the extent of any remaining proceeds, for general corporate purposes. For purposes of the dollar limitation in Section 2.15(a) of the Loan Agreement, the Incremental Facility Commitments for the 2004 Incremental Facility Loan and the 2003 Incremental Facility Loan shall not be deemed to be outstanding at the same time.

      4. Effectiveness. This Amendment shall become effective on the date (the "Effective Date") that each of the following conditions has been satisfied:

            (a) Amendment Documents. The Administrative Agent shall have received this Amendment executed by the Borrower and the Administrative Agent on behalf of itself and the other Lenders pursuant to authorizations of even date.

            (b) Notice of Incremental Facility Commitment. The Administrative Agent shall have received a completed Notice of Incremental Facility Commitment providing for Incremental Facility Commitments totaling $375,000,000 and executed by the Borrower in form and substance satisfactory to the Administrative Agent.

            (c) Request for Advance. The Administrative Agent shall have received a completed Request for Advance executed by the Borrower in accordance with Section 2.2 of the Loan Agreement with respect to an Incremental Facility Advance in the principal amount of $375,000,000 to be funded on the Effective Date together with any applicable LIBOR indemnity agreement.

            (d) Notice of Prepayment. The Administrative Agent shall have received written notice from the Borrower in accordance with Section 2.7 of the Loan Agreement with respect to the repayment of the 2003 Incremental Facility Loans on the Effective Date.

            (e) Loan Certificate. The Administrative Agent shall have received a loan certificate of the Borrower dated as of the Effective Date generally in the form of Exhibit K-1 to the Loan Agreement including a certificate of incumbency with respect to each Authorized Signatory of the Borrower (or a representation that each Authorized Signatory provided in the loan certificate delivered on the Agreement Date remains unchanged), together with true, complete and correct copies of the articles of incorporation and bylaws of the Borrower (or a representation that the articles of incorporation and bylaws provided in the loan certificate delivered on the Agreement Date remain unchanged), and a true, complete and correct copy of the corporate resolutions of the Borrower authorizing the Borrower to execute and deliver this Amendment, the Notice of Incremental Facility Commitment and the Incremental Facility Notes and to perform it obligations hereunder and thereunder.

            (f) Opinion. The Administrative Agent shall have received a legal opinion of Troutman Sanders LLP, corporate counsel to the Borrower and its Subsidiaries, addressed to each Lender and the Administrative Agent and dated as of the Effective Date which shall be in form and substance acceptable to the Administrative Agent, as to the due authorization, execution, delivery and enforceability of this Amendment, the Notice of Incremental Facility Commitment and the Incremental Facility Notes and such other matters as reasonably requested by the Administrative Agent.

            (g) Other Fees and Expenses. The Administrative Agent shall have been reimbursed for all fees and out of pocket charges and other expenses incurred in connection with this Amendment and the transactions contemplated thereby (including, without limitation, the costs and expenses referred to in Section 7 hereof and in the Loan Agreement).

            (h) Other Documents. The Administrative Agent shall have received any other documents, certificates or instruments reasonably requested thereby in connection with the execution of this Amendment.

      5. Effect of the Amendment. Except as expressly modified hereby, the Loan Agreement and the other Loan Documents shall be and remain in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document or (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

      6.    Representations and Warranties/No Default.

            (a)   By its execution hereof, the Borrower hereby certifies that
(i) each of the representations and warranties set forth in the Loan Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein unless such representations and warranties relate to a specific date, in which case such representations and warranties shall be true and correct as of such specific date and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof.

            (b) By its execution hereof, the Borrower represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to any of the obligations of the Borrower under the Loan Agreement or any other Loan Document.

            (c) By its execution hereof, the Borrower hereby represents and warrants that it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms. This Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

      7. Costs and Expenses. The Borrower shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

      8. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

      9. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

      10. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

      11. Acknowledgement by Subsidiary Guarantors. By their execution hereof, each of the Subsidiaries of the Borrower listed on the signature pages to this Amendment hereby expressly (a) consents to the modifications and amendments set forth in this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Subsidiary Guaranty and the other Loan Documents to which it is a party and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Subsidiary Guaranty and the other Loan Documents to which it is a party remain in full force and effect.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

                                 BORROWER:

                                 GRAY TELEVISION, INC.

                                 By: /s/ James C. Ryan
                                    -------------------------------------------
                                 Name: James C. Ryan
                                 Title: Senior Vice President and Chief
                                        Financial Officer

                                 SUBSIDIARY GUARANTORS:

                                 GRAY PUBLISHING, LLC

                                 By: /s/ James C. Ryan
                                    -------------------------------------------
                                 Name: James C. Ryan
                                 Title: Vice President and Chief Financial
                                        Officer

                                 PORTA-PHONE PAGING LICENSEE CORP.

                                 By: /s/ James C. Ryan
                                    -------------------------------------------
                                 Name: James C. Ryan
                                 Title: Treasurer

                                 WVLT-TV, INC.

                                 By: /s/ James C. Ryan
                                    -------------------------------------------
                                 Name: James C. Ryan
                                 Title: Vice President and Chief Financial
                                        Officer

                           [Signatures Pages Continue]

                              GRAY MIDAMERICA TELEVISION, INC.

                                 By: /s/ James C. Ryan
                                    -------------------------------------------
                                 Name:James C. Ryan
                                 Title: Treasurer

                              GRAY TELEVISION GROUP, INC.

                                 By: /s/ James C. Ryan
                                    -------------------------------------------
                                 Name: James C. Ryan
                                 Title: Treasurer

                              GRAY TELEVISION LICENSEE, INC.

                                 By: /s/ James C. Ryan
                                    -------------------------------------------
                                 Name: James C. Ryan
                                 Title: Treasurer

                              GRAY TEXAS LP

                                 By: GRAY TELEVISION GROUP, INC.,
                                     its General Partner

                                 By: /s/ James C. Ryan
                                    -------------------------------------------
                                 Name: James C. Ryan
                                 Title: Senior Vice President, Assistant
                                        Secretary and Treasurer

                              GRAY TEXAS LLC

                                 By: /s/ James C. Ryan
                                    -------------------------------------------
                                 Name: James C. Ryan
                                 Title: Treasurer

                           [Signatures Pages Continue]

                                 ADMINISTRATIVE AGENT:

                                 WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                 Administrative Agent and Lender on behalf of itself and the Lenders

                                 By: /s/ Joe Mynat
                                    -------------------------------------------
                                 Name: Joe Mynat
                                 Title: Director